UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2020

Rexford Industrial Realty, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

11620 Wilshire Blvd., Suite 1000 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 996-1680	N/A
(Registrant’s telephone number, including area code)	(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series A Cumulative Redeemable Preferred Stock	REXR-PA	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625 % Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 16, 2020, Rexford Industrial Realty, L.P. (the “Issuer”), a Maryland limited partnership and subsidiary of Rexford Industrial Realty, Inc. (the “Guarantor”), completed an underwritten public offering of $400,000,000 aggregate principal amount of its 2.125% Senior Notes due 2030 (the “Notes”).

The Notes are fully and unconditionally guaranteed by the Guarantor (the “Guarantee”). The terms of the Notes are governed by an indenture, dated as of November 16, 2020 (the “Base Indenture”), by and among the Issuer, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of November 16, 2020 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Issuer, the Guarantor and the Trustee. The Indenture contains various restrictive covenants, including limitations on the ability of the Issuer and its subsidiaries to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. Copies of the Base Indenture and the First Supplemental Indenture, including the form of Notes and the Guarantee, the terms of which are incorporated herein by reference, are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

The purchase price paid by the underwriters for the Notes was 98.561% of the principal amount thereof. The Notes are the Issuer’s senior unsecured obligations and rank equally in right of payment with all of the Issuer’s other existing and future senior unsecured indebtedness. However, the Notes are effectively subordinated in right of payment to all of the Issuer’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the collateral securing the same) and to all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Issuer’s subsidiaries and of any entity the Issuer accounts for using the equity method of accounting and to all preferred equity not owned by the Issuer, if any, in its subsidiaries and of any entity the Issuer accounts for using the equity method of accounting. The Notes bear interest at 2.125% per annum. Interest is payable on June 1 and December 1 of each year, beginning June 1, 2021, until the maturity date of December 1, 2030.

The Issuer may redeem the Notes in whole at any time or in part from time to time, at the Issuer’s option and sole discretion, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; and

•	a make-whole premium calculated in accordance with the Indenture,

plus, in each case, accrued and unpaid interest thereon to, but not including, the applicable redemption date.

Notwithstanding the foregoing, on or after September 1, 2030 (three months prior to the maturity date of the Notes), the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	default for 30 days in the payment of any installment of interest under the Notes;

•

default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the Notes in accordance with the terms of the Indenture shall not constitute a default in the payment of principal;

•

failure by the Issuer or the Guarantor to comply with any of the Issuer’s or the Guarantor’s respective other agreements in the Notes or the Indenture with respect to the Notes upon receipt by the Issuer of notice of such default by the Trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after it receives such notice;

•

failure to pay any debt (other than non-recourse debt) for monies borrowed by the Issuer, the Guarantor or any of their respective Significant Subsidiaries (as defined in the Indenture) in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which debt (other than non-recourse debt) is, or has become, the primary obligation of the Issuer or the Guarantor and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Issuer from the Trustee (or to the Issuer and the Trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding Notes);

•

certain events in bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or Trustee of the Issuer, Guarantor, or any Significant Subsidiary or all or substantially all of their respective property,

The descriptions of the Indenture and the First Supplemental Indenture in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Indenture and the First Supplemental Indenture, respectively.

Item 8.01	Other Events.

On November 10, 2020, the Issuer and the Guarantor entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc. and U.S. Bancorp Investments, Inc., with respect to an underwritten public offering of $400,000,000 aggregate principal amount of the Notes. A copy of the underwriting agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Underwriting Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.

On November 16, 2020, the Issuer completed such underwritten public offering of $400,000,000 aggregate principal amount of the Notes, which are fully and unconditionally guaranteed by the Guarantor. The Notes were offered pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on November 6, 2020 (Registration Nos. 333-249932 and 333-249932-01), a base prospectus included therein, dated November 6, 2020, and a prospectus supplement, dated November 10, 2020, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. In connection with the filing of the prospectus supplement, we are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of the Issuer’s counsel, Latham & Watkins LLP, regarding the validity of the Notes and related Guarantee, and as Exhibit 5.2 to this Current Report on Form 8-K an opinion of the Guarantor’s counsel, Venable LLP, regarding certain Maryland law issues.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 10, 2020, between Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P. and J.P. Morgan Securities LLC, BofA Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein.

4.1	Indenture, dated as of November 16, 2020, among Rexford Industrial Realty, L.P., as issuer, Rexford Industrial Realty, Inc., as guarantor, and U.S. Bank, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of November 16, 2020, among Rexford Industrial Realty, L.P., as issuer, Rexford Industrial Realty, Inc., as guarantor, and U.S. Bank, National Association, as trustee, including the form of the Notes and the Guarantee.

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Venable LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: November 16, 2020

REXFORD INDUSTRIAL REALTY, INC.

By:	/s/ Laura Clark
Laura Clark
Chief Financial Officer